UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-199193

Formigli Inc.

Florida	50910603	47-0978297
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

895 Pismo Street San Luis Obispo, CA 93401 (800) 546-7939

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, no par value per share	6,000,000	$0.10	$600,000.00	$69.72

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated January   2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS
FORMIGLI INC.
895 PISMO STREET
SAN LUIS OBISPO, CA 93401
(800) 546-7939

6,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Formigli Inc. We are offering for sale a total of 6,000,000 shares of Common Stock at a fixed price of $0.10 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Amy Chaffe, will attempt to sell the shares directly to friends, family members and business acquaintances. Amy Chaffe will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Amy Chaffe will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $600,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.10	Not Applicable	$15,000.00	$255,000.00	$555,000.00
Total	$600,000.00	Not Applicable	$60,000.00	$300,000.00	$555,000.00

Our independent registered public accountant has issued an audit opinion for Formigli Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF FORMIGLI INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is January      2015

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Going Concern

The Company has experienced net losses to date, and it has not generated revenue from operations, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations.

Company Overview

    Formigli Inc. (“FORMIGLI INC” or the “Company”) was incorporated in the State of Florida on May 25, 2014. We are a company in the development stages that plans to engage in the worldwide distribution of custom handmade Italian road bikes, made by Renzo Formigli. FORMIGLI INC.’s focus is to be unique in its offering to the cycling sector; while mass production of bicycles in Asia accounts for the majority of production, Renzo Formigli is maintaining the tradition and high quality of custom Italian handicraft. Amy Chaffe, who is currently our sole officer and director, founded our Company. Our headquarters are located at 895 Pismo Street, San Luis Obispo, CA 93401.

    The current bicycle industry trend is to manufacture frames using pre-set molds, and mass-producing them in Asia.  Formigli Inc. fills a need in the cycling market for a custom frame, made specifically for the unique body proportions and size of an individual, at a price that is competitive within the market.

Renzo Formigli is a custom Italian bicycle frame builder, based in Florence Italy, rooted in the rich heritage of Italian frame building masters. Every unique Renzo Formigli bicycle frame is custom built for its eventual rider, a one of a kind piece of art. After he or she is measured, a frame is perfectly crafted by hand using the highest quality materials and latest technology. Each frame is finished with a custom paint design. A Renzo Formigli frame is as unique as the individual for whom it was created.

    The creation of the exclusive hand-made bicycle is done on a small scale, allowing Renzo Formigli to painstakingly perfect each detail of each frame.  The name Formigli is synonymous with the highest of excellence and quality, and is 100% made in Italy; Renzo Formigli is of a dying breed of framebuilding masters. He apprenticed with one of the greatest of them all, Cino Cinelli. Originally, all high performance bicycles were custom-built by hand for a particular rider, based on that individual's unique physical geometry. The framebuilder's task was to understand how a bicycle works and to match the new frame's geometry and handling characteristics to its delighted owner.

    For 25 years Renzo Formigli has perfected his craft, picking and choosing among emerging technologies and blending them with the art and science of frame design that he absorbed from the old masters. Every Renzo Formigli frameset is crafted with Italian materials. Each is built and painted by hand in Italy.

     Formigli is in the development stages of opening its international distribution.  A dealer network will be established and brand awareness will be promoted directly to customers via the Internet, and through the efforts of the Company. The custom frame line of Renzo Formigli consists of four carbon frames, one steel frame and one aluminum frame.  The women’s line consists of two carbon frames and one steel frame.

    Although we were only recently incorporated and are in the development stage, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

    Since inception, our operations have consisted of incorporating our Company, formulating our business plan, and commencing sales via the website and the beginnings of the dealer network.  The Company intends to begin substantive growth in dealer networking. The most effective way to create this growth is by sponsoring a cycling team that will compete in the Tour D’France as well as the international cycling racing circuit.  The image of a cycling team riding our product and its publicity on television, newspapers, and magazines, as well as the public that sees the race in person, will have the greatest positive effect on Company revenue. Within two to three months after we obtain a Notice of Effectiveness of this Offering, we anticipate initiating the plan of operations that calls for the Company to extend our marketing and our advertising services to new potential clients and shops. We hope to realize our full plan of operation by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company fully, and properly market our advertising platform.

Our sole officer and director has a decade in the marketing industry and 5 years of experience within the cycling industry.  We intend to retain a qualified officer and a team specialist consultant to advise and secure an international team to sponsor. We also plan to hire additional qualified marketing and sales representatives to represent us to key bicycle shops in target cities if we are successful in raising capital through this Offering. We do not have any verbal or written agreements regarding the retention of any qualified personnel to date.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

As a development stage company we have limited business operations, minimal revenues, and limited assets as a distribution company. Accordingly, our independent registered public accountants have issued a comment raising substantial doubt as to our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $50,000.00 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses for the creation of an international racing team of $200,000, which will be the sole focus of the marketing campaign, which also include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months, in order to be able to secure a team by winter of 2014.  In order to fully implement our business plan, we will require at least $555,000.00 to be raised, either through debt or equity, over the next 12 months. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan for marketing and operations for at least twelve months after the completion of this Offering. Assuming we generate only the minimal amount of revenues we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering and if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

On June 1, 2014, the Company (hereinafter referred to as “Distributor”) entered into a global exclusive distribution agreement (“Agreement”) with Renzo Formigli, the producer of bicycle frame sets from Italy  (“Products”), having a  business address at Emidio Spinucci 16/a, Firenz, Italia 50141 (hereinafter referred to as “Manufacturer”).  Under the terms of the Agreement, the Distributor has an exclusive worldwide distribution right to package, sell and market the Products, with the exception of direct sales within Italy.  The term of the Agreement is for five (5) years, and shall automatically renew indefinitely thereafter unless either party terminates with a twelve (12) month notice.The Company is not related to Renzo Formigli manufacturing and is in no way affiliated with Renzo Formigli beyond the terms of the Agreement.

Neither the Company nor Amy Chaffe or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Formigli Inc. becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY OF THIS OFFERING

The Issuer	Formigli Inc.

Securities being offered	Up to 6,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type
The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.10

No Revocation
Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market
There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 10,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Amy Chaffe.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $50,000.00.

Net Proceeds to the Company
The Company is offering 6,000,000 shares of Common Stock, no par value at an offering price of $0.10 per Share for gross proceeds to the Company at $600,000.00. The full subscription price will be payable at the time of subscription and any such funds received from customers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds
If the maximum amount of funds is raised, we intend to fund our operations and then implement our business plan. If we sell 5% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to pay our existing liabilities and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

There is no minimum for our Offering; if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, and if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell 5% or less of the offered shares, the proceeds would not be enough to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed products and racing team, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At June 30, 2014 we had cash on hand of $10,000.00 and accumulated a deficit of $31,186.00. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Ms. Amy Chaffe currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Amy Chaffe are inconsistent with the best interests of other stockholders.

Amy Chaffe, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 62.50% of our outstanding Common Stock, if the maximum number of shares is sold. Accordingly, Amy Chaffe will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Amy Chaffe may still differ from the interests of the other stockholders.

There is substantial doubt about our ability to continue as a going concern.

At June 30, 2014, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit of $1,686.00 and an accumulated deficit of $31,186.00 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Upon effectiveness of our registration statement, of which this prospectus is a part, we will be required to file periodic reports with the SEC, which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that she devotes to the Company. Without her, the Company could not exist.  She is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we engage to assist in developing our advertising plan, and the establishment of our future sales representatives and the dealer network. The loss of her, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Amy Chaffe and our ability to attract and motivate other key representatives and dealers.

Presently, the Company’s president has other outside business activities and as such  is not devoting all of her time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Amy Chaffe, has other outside business activities; however, she is committed to devoting approximately 30 hours per week to our operations. Our operations may be sporadic and occur at times when Amy Chaffe is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, Amy Chaffe, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. She has never been responsible for managing a publicly traded company and she has had limited experience with accounting and financial matters. As the sole officer and director of a public company, Amy Chaffe’s responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Amy Chaffe may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.

Additionally, Amy Chaffe’s limited financial and accounting experience may affect her ability to develop effective disclosure controls and procedures and internal control over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event investors could lose their entire investment in our Company.

The Company's current cash flow and access to capital compared to the fees being earned by the Company's sole-officer and director may adversely affect our future performance and operations.

Our sole-officer and director, Amy Chaffe is currently earning a Management fee paid monthly equal to $5,000.00 per month in exchange for her services to the Company. However, such fees are currently being accrued and deferred until such time that the Company is in a position, as determined in Amy Chaffe’s sole discretion, to begin making any such payments. However, should the Company begin generating limited revenue or raising funds hereunder, Amy Chaffe may determine that such payments should be used to pay her accrued and deferred salary; any such decision would negatively affect our cash flows and would adversely affect the Company.

The bicycle industry has many competing manufacturers , and has experienced steady growth over the last two decades, and it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

The industry in which we intend to operate has had steady growth; bicycle shops have continued to remain open across the world, new shops have opened, and customers continue to purchase new bicycles and upgrade their current ones. Given the competitive market in this industry, and that many bicycle manufacturers have chosen to produce their bicycles in Asia, it is difficult to predict whether the market for custom high-end frames will continue to grow or whether it can be maintained. Additionally, we expect that the market for custom handmade bicycles will evolve in ways that may be difficult to predict. For example, we anticipate that over time we will reach a point in most markets where we have achieved a market penetration such that investments in new users are less productive and the continued growth of our gross profit will require more focus on increasing the rate at which new participants purchase our products. It is also possible that dealers or customers could broadly determine that they no longer believe in the value of our proposed products. In the event of these or any other changes to the market, our success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed and our results of operations subject to a material negative impact.

We have a rapidly evolving business model and our proposed products could fail to attract or retain customers or generate revenue.

Because we are a new company, and have less then one year of operations, we have a rapidly evolving business model and are regularly exploring the development of our proposed target consumer and the introduction of our proposed products with respect to which we may have limited experience. In addition, our potential dealer network and individual clients may not respond favorably to our products once launched.  If products we introduce fail to engage customers or dealers, we may fail to acquire or retain enough business or generate sufficient revenue or other value to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our customer base and revenue will depend heavily on our ability to innovate and to create successful products and market them so as the customer is convinced of their necessity.

If we fail to acquire dealers and customers use and purchase our proposed products, our business will be harmed.

We must acquire dealers and customers that purchase and use our proposed products in order to generate revenue and achieve profitability. We cannot assure you that the revenue or gross profit from customers and dealers will ultimately exceed the cost involved with acquiring customers and dealers. If consumers do not perceive our products to be of high value and quality, we may not be able to acquire or retain customers and dealers.

We believe that many of our customers will originate from internet searches, word-of-mouth and other non-paid referrals from existing bicycle owners and fans our bicycles and that which is made in Italy; therefore, we must ensure that the people that know of our brand remain loyal to our product in order to continue receiving those referrals. Further, we believe that the level of communication and sharing among followers of the brand will influence our success. If the level of confidence and enthusiasm in our brand by our current fans declines or does not grow as expected, we may suffer a decline in user growth.

If we are unable to maintain favorable terms with our dealers, our expected gross profit may be adversely affected.

The success of our business depends in part on our ability to retain and increase the number of dealers who sell our products. When a dealer offers our product to their customers, the dealer must receive an industry standard margin of 40%, and an incentive to sell our custom product over the mass-produced stock sized bicycles they also offer, of which they are constrained by quotas by large manufacturers. If dealers decide that offering our products does not provide a substantial profit, they may discontinue distribution. This would adversely affect our gross profit.

If our dealers do not meet the needs and expectations of our customers, our business could suffer.

Our business will depend on a reputation for providing personal customer service and the highest quality frame to customers, and our brand and reputation may be harmed by actions taken by dealers that are outside our control. Any shortcomings of one or more of our dealers, particularly with respect to an issue affecting the word-of-mouth quality of our product, may be attributed by our customer to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and customer sentiment generated as a result of fraudulent or deceptive conduct by our dealers could damage our reputation, reduce our ability to attract new users or retain our current users, and diminish the value of our brand.

Our business is competitive. Competition presents an ongoing threat to the success of our business.

The market for the sale of bicycles is competitive. The market is saturated by many well known established brands.  Moreover, more and more companies are coming into the market, which purchase its product from factories in Asia at very low cost.  These new competitors will offer future price competition.  The custom frame manufacturers are also our competition;  a customer looking to purchase a new bicycle, looks at both custom manufacturers as well as mass-produced, well-known brands.  Most of our competition chooses to produce product in Asia, thereby resulting in pricing pressures, reduced profit margins, lost market share or a failure to grow our market share, any of which could substantially harm our business and results of operations. Most of our competitors are large companies with stronger brand image and with more history in the market. Because of the nature of a customer’s decision-making process towards an unknown manufacturer like ourselves, it is uncertain that we will create the brand trust needed to sway their decision. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with dealers and distributors, greater brand recognition and greater financial strength, and many already have internationally recognized teams who race Tour d’France, as well as having larger research and development teams, and marketing and other resources than we do.

Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can. In contrast to our “grassroots” marketing approach, many of our competitors promote their brands primarily through traditional forms of advertising, such as print media and television commercials, and through celebrity athlete endorsements, teams that race in prominent races, and have substantial resources to devote to such efforts. Our competitors may also create and maintain brand awareness using traditional forms of advertising more quickly in new markets than we can. Our competitors may also be able to increase sales in their new and existing markets faster than we do by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores, wholesale or internet, and many of our competitors have substantial resources to devote toward increasing sales in such ways.

In addition, because we own no patents or exclusive intellectual property rights in the technology underlying our products, our current and future competitors are able to manufacture and sell products similar to our products.

We will sell merchandise over the Internet through our website www.formigli.com. Our internet sales operations, including our direct to consumer and direct to dealer channels, are subject to numerous risks, including reliance on third party computer hardware and software, rapid technological change, liability for online content, violations of state or federal laws, including those relating to online privacy, credit card fraud, risks related to the failure of the computer systems that operate our websites and their related support systems, including computer viruses, telecommunications failures and electronic break-ins and similar disruptions.

We anticipate that most, if not all, of our competitors will have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to manufacture products at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience average growth in demand for our products once we are able to launch our proposed platform. We expect our number of representatives and dealers and number of customers to increase once we launch our marketing plan, and we expect our growth to continue for the foreseeable future. The growth and expansion of our product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with various dealers, customers, and other third parties. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our representatives.

Our business will depend on our ability to maintain and scale the network infrastructure necessary to operate our advertising platform, website and future applications and any significant disruption in service on our website or applications could result in a loss of customers.

Dealers and customers will access our order page through our website. Our reputation and ability to acquire, retain and serve our customers will be dependent upon the reliable performance of our website and PayPal, our cart solution. Issues within these, our website or PayPal service provider, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our website, and prevent our customers from accessing our buy page. Third-party providers will host our network. Any disruption in these services or any failure of these providers to handle traffic could significantly harm our business.

We may not be able to adequately protect our intellectual property rights or may be accused of infringing intellectual property rights of third parties.

We will regard our customer list and any intellectual property we may acquire, including trademarks, service marks, copyrights, and similar intellectual property as critical to our success, and we will rely on trademark, copyright and confidentiality and/or license agreements with our future representatives and dealers and others to protect our proprietary rights. Effective intellectual property protection may not be available in every area in which our products are made available. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or diminish the value of our trademarks and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks, or trademarks that are similar to, or diminish the value of our trademark.

Our business may be subject to seasonal sales fluctuations that could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business, like that of our potential dealers, may be subject to some degree of sales seasonality. As we grow our Company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of sales. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using wire transfer and PayPal, including credit card, debit card or PayPal accounts. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment-processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

Our business model relies solely upon the distribution agreement with Renzo Formigli.

On June 1, 2014, the Company (hereinafter referred to as “Distributor”) entered into a global exclusive distribution agreement (“Agreement”) with Renzo Formigli, the producer of bicycle frame sets from Italy  (“Products”), having a  business address at Emidio Spinucci 16/a, Firenz, Italia 50141 (hereinafter referred to as “Manufacturer”).  The Company is not related to Renzo Formigli manufacturing and is in no way affiliated with Renzo Formigli beyond the terms of the Agreement. The term of the relationship described in the Agreement is only for 5 years and has mechanism for automatic renewal. Our relationship with Renzo Formigli is the sole basis of operations for the Company as well as the sole source of income for the Company. We have made no contingency plans for mitigating the effects of cancelation or termination through expiry of distribution agreement. If this agreement were to be terminated, either by its terms, or by merely expiring at the end of the term, we would lose the entirety of our business. Even if we met all obligations and continued to grow revenues over the 5 year term, we have no way of ensuring continued success based upon the agreement. Furthermore, as the Agreement is governed by Italian law and is not specific in regards to venue, any dispute arising out the Agreement may be costly and difficult to defend depending on our resources available to commence legal proceedings in Italy.

Our business plan is based upon dated market research.

Part of our business strategy is based upon market and industry found in our initial research. This data is from 2008-11, thus at its earliest, is dated by nearly 3 years. We have not updated our research into the market or industry since our initial planning. As such, we have based our business strategy on incomplete and possibly irrelevant data. Sales numbers for the past three years may be substantially lower than those cited herein. In such case, we may have drastically miscalculated our potential for success in the given market. This could result in little to no revenues and failure to meet our goals in a market with low demand or significantly more competition.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	Products by the Company or its competitors;
•	Additions or departures of key personnel;
•	The Company’s ability to execute its business plan:
•	Operating results that fall below expectations;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the Securities and Exchange Commission (SEC), we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us, and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000.00 ($2,000,000.00 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Florida law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Florida law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $600,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
1,200,000 shares (20%)	$120,000			$75,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$50,000
		SEC Filings	$1,000		Marketing Representatives	$-0-
		Transfer Agent	$1,000		Marketing Materials	$-0-
		Misc. Expenses	$3,000		Sales Representatives	$-0-
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$15,000
		TOTAL	$45,000		TOTAL	$75,000
3,000,000 shares (50%)	$300,000			$255,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$40,000
		Transfer Agent	$1,000		Marketing Materials	$20,000
		Misc. Expenses	$3,000		Sales Representatives	$32,500
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$52,500
		TOTAL	$45,000		TOTAL	$255,000
4,500,000 shares (75%)	$450,000			$405,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$75,000
		Transfer Agent	$1,000		Marketing Materials	$100,000
		Misc. Expenses	$3,000		Sales Representatives	$25,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$95,000
		TOTAL	$45,000		TOTAL	$405,000
6,000,000 shares (100%)	$600,000			$555,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$1,000		Marketing Representatives	$80,000
		Transfer Agent	$1,000		Marketing Materials	$200,000
		Misc. Expenses	$3,000		Sales Representatives	$65,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$100,000
		TOTAL	$45,000		TOTAL	$555,000

(1) Offering expenses have been rounded to $45,000.

(2)Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

        If 100% of the offered shares are sold we will receive the maximum proceeds of $555,000.00, after offering expenses have been paid.  We intend to allocate $10,000.00 to the hosting and servers needed to develop our platform and website. We will also budget $100,000.00 to hire one website developer for the development and continued maintenance of our proposed Internet advertising including search engine optimization (SEO) and page ranking for the www.formigli.com site through the first twelve months. For our marketing campaign, we will budget $200,000.00 for the sponsorship of an international racing team.  The funds will pay for the custom frames for the team members as well as cash for the team’s expenses. Further, we will use the remaining $245,000.00 of our net proceeds for working capital, including administrative and professional fees.

If 75% of the offered shares are sold we will receive $405,000.00, after offering expenses have been paid.  We intend to allocate $10,000.00 to the hosting and servers needed to develop our platform and website.  We will also budget $100,000.00 to hire one website developer for the development and continued maintenance of our proposed advertising platform including SEO and page ranking for the www.formigli.com site through the first twelve months. For our marketing campaign, we will budget $100,000.00 for the sponsorship of an international racing team.  The funds will pay for the custom frames for the team members as well as cash for the team’s expenses. Further, we will use $195,000.00 of our net proceeds for working capital, including administrative and professional fees.
If 50% of the offered shares are sold we will receive $277,500.00, after offering expenses have been paid.  We intend to allocate $10,000.00 to the hosting and servers needed to develop our platform and website. We will also budget $100,000.00 to hire one website developer for the development and continued maintenance of our proposed advertising platform including SEO and page ranking for the www.formigli.com site through the first twelve months. For our marketing campaign, we will budget $50,000.00 for the sponsorship of an international racing team.  The funds will pay for the custom frames for the team members as well as cash for the team’s expenses. Further, we will use $95,000.00 of our net proceeds for working capital, including administrative and professional fees.

If 20% of the offered shares are sold we will receive $110,000.00, after offering expenses have been paid.  In this instance, we will still allocate $10,000.00 to the hosting and servers, yet only be able to hire one website developer part time for the development and continued maintenance of our proposed advertising platform including SEO and page ranking for the www.formigli.com site through the first twelve months. We estimate this cost to be approximately $50,000.00. In this case we will not have sufficient funding launch our marketing campaign through the sponsorship of an international racing team. Further, we will have only $51,000.00 allocated for working capital, including administrative and professional fees. In this case we may not be able to effectively launch and market our Company, as those funds are not sufficient to sponsor an international team.

The funds from this Offering will not be used to pay Amy Chaffe for her services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

       As of the date of this prospectus, the Company has 10,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 6,000,000 shares of its Common Stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Amy Chaffe will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Amy Chaffe is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Amy Chaffe will not be compensated in connection with her participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Amy Chaffe is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Amy Chaffe will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Amy Chaffe has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, she has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if a qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review, execute and deliver a Subscription Agreement; and

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the customer, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DILUTION

We intend to sell 6,000,000 shares of our Common Stock at a price of $0.10 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 6,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	10,000,000	62.50%	$29,500(1)	4.68%	$0.00295
Purchasers of Shares	6,000,000	37.50%	$600,000	95.32%	$0.10
Total	16,000,000	100%	$629,500	100%

(1)
Pursuant to the Organizational Minutes of the Company, the Company issued 10,000,000 shares of its Common Stock, $0.00295 per share to our President, Ms. Amy Chaffe, for cash consideration of $29,500 by way of $5,000 cash and a capital contribution of $24,500 in respect to the development of a website. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2014. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at June 30, 2014	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.03 per share	$0.03 per share	$0.02 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03 per share	$0.03 per share	$0.02 per share
Per Share Dilution to New Investors	$0.07 per share	$0.07 per share	$0.08 per share
Percent Dilution to New Investors	70%	70%	80%

If 100% of the offered shares are sold we will receive the maximum proceeds of $555,000.00, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $405,000.00 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $255,000.00 after offering expenses have been deducted.  If we sell 5% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

       We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 895 Pismo Street, San Luis Obispo, CA 93401 and we are expected to pay rent at a rate of $1,000.00 per month, currently accruing until funds are sufficient to be paid. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, no par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In the case of a failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation do not authorize any series of preferred stock.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

We currently have not engaged a transfer agent.  Upon being deemed effective by the Commission, the Company will engage a transfer agent duly registered with the Commission for their services.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF FORMIGLI INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

    Formigli Inc. (“FORMIGLI INC” or the “Company”) was incorporated in the State of Florida on May 25, 2014. We are a company that engages in the sale of custom handmade road bicycles both direct to consumers as well as direct to dealers. We intend to be the most well-known and trusted of all modern custom bicycle builders. FORMIGLI INC’s focus is to bring the heritage of custom Italian frame building to customers all over the world.  Prior to the discovery of the frame builder, Renzo Formigli, no one outside of Italy had heard of the brand, nor could purchase one.  Thanks to the relationship forged between Renzo Formigli and Amy Chaffe, this product is being introduced globally.
    On June 1, 2014, the Company (hereinafter referred to as “Distributor”) entered into a global exclusive distribution agreement (“Agreement”) with Renzo Formigli, the producer of bicycle frame sets from Italy  (“Products”), having a  business address at Emidio Spinucci 16/a, Firenz, Italia 50141 (hereinafter referred to as “Manufacturer”).  Under the terms of the Agreement, the Distributor has an exclusive worldwide distribution right to package, sell and market the Products, with the exception of direct sales within Italy.  The term of the Agreement is for five (5) years, and shall automatically renew indefinitely thereafter unless either party terminates with a twelve (12) month notice.The Company is not related to Renzo Formigli manufacturing and is in no way affiliated with Renzo Formigli beyond the terms of the Agreement.

    Amy Chaffe, who is currently our sole officer and director, founded our Company. Our headquarters are located at 895 Pismo Street, San Luis Obispo, CA 93401.

   There is an urgent and unmet need in the cycling market for a well-priced custom Italian manufacturer.  The Italian brands that are famous today are now made in Asia.  The custom brands that remain in Italy, lack quality, do not have good customer service or reliable contact with the frame builder, and do not deliver what is promised or ordered.

Although we are only a development stage company with limited business operations, no revenues, and no significant assets, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. However, our independent registered public accountants have issued a comment raising substantial doubt as to our ability to continue as a going concern. We estimate the amount of funding we will need to raise over the next 12 months to continue in business to be $555,000.00. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Opportunity

The following is the scenario that we will initially base our marketing and business model: Our customer is a cyclist who is a veteran within the bicycle market and is aware that 98% of the frames today are all made in the same few factories, and that the sticker price of a well known brand does not mean higher quality.  This customer has purchased many bicycles in their lifetime.  They are passionate about the heritage of cycling that is rooted in Italy.  They have the income that affords them the flexibility to shop for a unique frame; one that is not mainstream.  Our customer typically has dreamed of having a frame custom built specifically just for them, and has never had the possibility to meet an Italian frame builder who could realize this dream.

Our dealer is a bike shop that wants to compete with other local bicycle shops by carrying a unique brand.  Our dealer is one who spends extra time with customers to create a truly custom experience.  Our dealer is one who might be a biomechanic, who has a fit system that they use to fit a customer before ordering them a custom frame.  Our dealer is one who doesn’t have the floor space of a large corporate shop, and appreciates that there is no stocking of bicycles with Renzo Formigli.  Each one is custom made for their customers.

Trends find their way back to “the way things used to be”.  There is a trend now away from mass-produced bicycles.  Customers have shopped at bike shops and have become more educated, making their own decisions on what a bicycle’s quality truly is.  These informed decisions, and the trend towards purchasing online, will guide customers to find us and buy our product.

       Our intended market is serious, semi-professional to professional cyclists and bike shops with a focus on ustom made bicycles. As the price range for Renzo Formigli frames start at $2,380 for steel frames and $3,200 for carbon frames, not including components, our expected end user is generally a very serious biker.  Although this limits the total people in our market, we believe the product is highly competitive.

Industry Overview

The U.S. bicycle industry was a $5.6 billion industry in 2009, including the retail value of bicycles, related parts, and accessories through all channels of distribution, according to research funded by the National Sporting Goods Association. For comparison purposes, we project the industry at $5.3 billion in 2002, $5.4 billion in 2003, $5.8 billion in 2004, $6.1 billion in 2005 (an all-time high), $5.8 billion in 2006, $6.0 billion in 2007 and $6.0 billion in 2008. The recession of 2009 definitely had an impact on bicycle sales with an overall decline approaching 20% from the previous year.
Bicycle unit sales (for all bicycles, and for those with 20-in. wheels and above) for the U.S., including both the dealer and mass merchant channels are as follows. Please note that these figures reflect market consumption based on import statistics and estimates of domestic production. They do not account for inventory at the retail and wholesale levels.

Year	Bicycles Sold (Millions) 20" and above wheel sizes	Bicycles Sold (Millions), all wheel sizes
2009	10.2*	14.9*
2008	13.4*	18.5*
2007	12.8*	18.2*
2006	12.7*	18.2*
2005	14.0*	19.8*
2004	13.0*	18.3*
2003	12.9*	18.5*
2002	13.6*	19.5*
2001	11.3*	16.7*
2000	11.9*	20.9*
1999	11.6*	17.5*
1998	11.1*	15.8*
1997	11.0*	15.2*
1996	10.9	15.4
1995	12	16.1
1994	12.5	16.7
1993	13	16.8

Bicycle sales are accomplished in this country through five primary and distinct channels of distribution — the specialty bicycle retailer, the mass merchant, full-line sporting goods stores, outdoor specialty stores, and "other," which is comprised of a mixture of retailers (including Internet sales delivered by mail).

Department, discount and toy stores sell mostly price-oriented products. Approximately 73% of bicycle units were sold through the mass merchant channel in 2009, but this represented 32% of the dollars due to the average selling price of $78. This channel's market share trend line was down from 2008.  We do not plan to market or sell in this channel.

We intend on focusing our distribution through the approximately 4,200 specialty bicycle retailers that feature higher quality merchandise, and also rely on adding value through added custom services such as bike fitting, expert assembly and repair. This channel commanded approximately 18% of the bicycle market in terms of unit sales in 2009, but 50% of the dollars, a dominant dollar share. The number of dealers that market a product in our price point is 10% of this 18%.  Dealer price points generally start at around $200, with the average at approximately $500, though prices can range into the thousands. While the number of specialty bicycle stores has declined in recent years due to consolidation, they are responsible for approximately the same amount of business through these fewer (but larger) stores. This is the only distribution channel that maintained or increased average retail bicycle selling price in recent years, although all categories experienced price increases in 2008 due to the weak dollar. This channel's overall share was slightly up in 2009 compared to 2008.

Chain sporting goods stores sold approximately 4% of the bicycles in 2009, and 5% of the dollars, at an average price of $235. These are merchants that fall somewhere between mass merchant and bicycle dealers on the spectrum, and include stores such as The Sports Authority, Champs Sports, JumboSports, Sportmart and Big 5. This channel's overall market share was down in 2009 compared to 2008.  We do not intend on selling to this channel.

Outdoor specialty retailers sold approximately 2% of the bicycles in 2009, representing 5.8% of dollars and an average retail selling price of $510. This channel is being broken out separately this year for the first time so there is no trend line.

The "other" category sold 3% of the units, representing 5.9% of the dollars, with an average price of $350.
Specialty bike dealers commanded the majority of parts and accessories sales, and virtually 100% of the service market. They dominate the market in bicycles selling for $250 and up.

Cycling Participation In The Market

38.1 million Americans age seven and older were estimated to have ridden a bicycle six times or more in 2009, according to the National Sporting Goods Association. The NSGA has revised its numbers for several previous years with the new numbers showing participation of 37.4 million in 2007 and 38.7 in 2008. The peak participation year was 1995, with 56.3 million participants. It should be noted that the age limit on this number eliminates millions of young people who ride bicycles with wheel sizes 19" and under. Cycling is often cited as the seventh most popular recreational activity in the U.S., behind exercise walking, swimming, camping, fishing, exercising with equipment and bowling.

Bicycles and related products appeal primarily to a recreation market in the United States. NBDA research conducted by the Bicycle Market Research Institute in 2006 reported that 73% of adult cyclists rode for recreation, 53% for fitness, 10% for commuting, 8% racing and 6% sport. The figures add up to more than 100% because some ride in multiple ways.

Riding for transportation is a growing market that is important for the industry because it establishes cycling as a legitimate part of the nation’s transportation mix. The industry, as well as cyclists across the country, have strongly advocated for streets and roads to be made friendlier to bicyclists and pedestrians in recent years. Bicycles are important not only as vehicles to make an entire trip to work, for instance, but also as connectors for short trips from mass transit. Several cities and companies have instituted bike-sharing programs that allow people to borrow a bike for transportation and return it later.

Bicycles are clearly much more than toys, and their combination of utility and recreation use continues to justify support for cycling-friendly roads, trails and related facilities. Cycling facilities construction is at an all-time high and both pedestrian and bicycle facilities have received an increasing level of support from the government in recent years. Better facilities continue to be an important factor in the industry’s growth, as bicycles continue to provide Americans with a clean and healthy transportation alternative that is both practical and affordable. Bicycle use continues to be a potential solution for improving peoples' health, as well as contributing to more livable communities.

The outlook for the future in bicycles is positive, though stability is the story of the recent past. The bicycle industry is a seasonal business that can be impacted by unusual weather, as well as an industry that relies on discretionary spending impacted by economic conditions. Industry sales of bicycles seem to be stable at around 18 million bicycle units annually, plus parts, accessories and service, which historically is a very healthy number for the industry. National trends related to the green movement, environmental sustainability, the need to address health problems related to inactivity, and higher gas prices also bode well for the future of human-powered transportation.

The federal government has also budgeted significant transportation money for construction of bicycle-specific facilities such as bike paths and road improvements friendly to bicycles in the coming years, which is another sign of the emergence of bicycling as an important form of transportation. Making a more bicycle-friendly America is one of the industry's key initiatives going forward.

Current Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. Our business plan includes a three-phase plan that details the creation and launch of our proposed product distribution. Currently we are in Phase 1 of our plan which includes following:

•	formation of our Company;
•	completion of our business plan;
•	initial launch of the product and small scale marketing
•	the acquisition of additional funding

All aspects of Phase 1 have been completed, with the exception of raising additional funding. To date, our founder, Amy Chaffe, has conducted all operations. As such, upon incorporating our Company, Amy Chaffe was named as the Company's sole officer and director. Amy Chaffe has funded all operations to this point. Operations and expenditures have included the incorporation of Formigli Inc. under the laws of the State of Florida, and the formation of an extensive business plan in which we have mapped out all of the initial products that we will offer to our advertising clients once our marketing plan is funded. Phase 1 will culminate with the completion of this Offering, which will hopefully allow us to raise capital through the sale of our securities and see us through Phases 2 and 3. Phase 2 involves hiring a marketing specialist to help with the development and completion of our advertising plan and we do not intend on entering Phase 2 until the Company raises additional funding either through completion of this Offering or through third parties if the Company does not receive sufficient proceeds from this Offering. Further descriptions of Phases 2 and 3 of our business plan are included in the “Plan of Operations” section of this prospectus.

Products

The product line of frame models includes 4 carbon, 1 steel, 1 aluminum model and in the women’s line 2 carbon and 1 steel.  Each frame is custom made to order for each individual client.

Frame Collection

One

Renzo Formigli calls this new bike, two years in the making, The ONE. There is no other bike like it. It’s not just the highest performing racing bike Renzo has ever made; magically it is also his most comfortable for gran fondos and club rides.

Renzo Formigli the “RF”

Many people say it’s a subjective thing, but everyone instantly recognizes true beauty.  Beauty is a condition of the soul, one that brings us joy because we see ourselves reflected in it.  The landscape before you, the wind fresh on your face, a perfect fit, made-to-measure bicycle streaming beneath you, here is where you will feel your soul.

True beauty within is reflected in the outer form.   The RF’s is Renzo’s soul.  Born in Florence Italy, his hands have been stained with bike grease and callused since the first bicycle he built when he was 10 years old. The culmination of 20 years of unceasing determination, in 2010 Renzo unveiled his truest reflection in the RF.   Each RF comes with a limited edition number inscribed on a gold panel to reflect its uniqueness.

The Genesi

The Genesi will help you conquer your own inner space, streaming away stress, giving you an experience that reconciles body and mind. The Genesi is a race-bred frame that maintains all of the beauty of legendary Italian construction. Made from the best 4-5 layer carbon fiber made exclusively for Renzo Formigli in Italy. The Genesi is a perfected balance between stiffness, durability, and comfort. Its use in our Italian racing teams coupled with unmatched craftsmanship shows that the Genesi is a superior all around frame and is no wonder it is our top seller.

The Classic

We cherish the timeless qualities of a steel frame. Most of us agree that an Italian steel racing frame is the pure item. We maintain that for us, no frame will ever surpass an Italian steel frame.  Materials come and go in sales-floor popularity. Steel endures. Why? Steel dampens road vibrations while still delivering a ride that many of us call classic, refined. Perfect.

Renzo Formigli uses silver as his brazing medium, not brass. Silver flows at lower temperatures than brass. Tubes are joined without the risk of overheating, and silver-brazed frames are far easier to repair in case of damage from crashes.

Renzo Formigli has concluded that CrMo4 steel is the highest quality, strongest material for lugged frames brazed with silver. If his frames were tig-welded and not brazed, he would use Columbus Nivachrom. He prefers lugged, silver-brazed frames and uses CrMo4.

As a traditional Italian custom-made frame, the Formigli Classic inherits more than half a century of Italian racing history. Renzo Formigli, who apprenticed to Cino Cinelli as a young man, loves steel. He loves building frames in the old way; one at a time, each made specifically for the individual customer. Perfect fit, perfect presentation, just right.

FGR

The FGR is a custom road bicycle made with round carbon tubes. Our goal with the FGR was to create a custom made to order carbon bicycle that a greater number of committed riders could afford.

The Women’s series within the Formigli brand

Frame Collection

Venere

For Renzo Formigli, there are no "women's specific" road bikes made in molds in four or five stock sizes. Nor are there frames that are sort-of your size hanging on hooks waiting for you to buy.

Every Renzo Formigli bike is a custom road bike designed for its specific rider. For you. It isn't just painted to order, it isn't just accessorized to order, it isn't just personalized with your name stenciled on the top tube, it is built tube to tube based on your body.

The Venere is beautiful and extremely light.  You'll honestly say you have never seen a frame as pretty. It is made from the highest quality Italian carbon available on the market.

Let biking take on a whole new meaning, and experience what bike magazines are talking about.

The smoothness of the Venere will turn once feared potholes and rough road into silky pavement. The Venere is steady and holds such a perfect line, your confidence and bike handling skills will be launched to the next level, giving you the safety and assurance you have dreamed of. With a new fearlessness, you will scream down steep hills and take on tight corners. This bike handles way differently than any other bike you have ever ridden.  You will experience a new acceleration while in a pack riding, and an ease of staying with the group. There is just no comparison for a custom-fit frame.

Iris

The IRIS, new in 2013, is our uncompromising custom carbon racing frame for women. Every Iris is hand built to order for a hard-riding, podium-hungry racer.

Your Iris is not just another bike, not even just another women's specific racing bike. Your Iris is your custom bike, intended from its blueprint for no one but you.

Each Iris, like every Renzo Formigli carbon frame, is made custom, one at a time, from the finest Italian carbon. It is designed just for you, built just for you and finished just for you. There are no off-the-rack stock Iris frames.

Our customers tell us that they had not expected that a made-to-measure custom frame would work so much better: ride so smoothly and confidently, jump so enthusiastically. They did not expect a new bike to change so positively the way they feel when they ride. But their Irises did all of those things.

Somehow, thanks to Renzo Formigli's magic, an Iris will resist power-sapping flex while still smoothing the worst road surfaces. An Iris will respond to power inputs instantly and effectively, and corner like nothing you have ever ridden.

Florentia

You could call the Florentia a woman-specific Formigli Classic, but you would be selling it short.  It is a custom racing bicycle, but truly it is also Italian art at its highest perfection.

Most women’s specific bikes are made from a standard formula, as if all women were alike. The Florentia, like Renzo Formigli’s other models, is made-to-order, custom built; each bicycle different from the last one and the next one. Each custom road bike is made to suit (to delight) its eventual rider.

Renzo builds the Florentia the way elite Italian frame builders, a dwindling bunch, used to make frames: An order arrives. Builder and client discuss the particulars of the order, not just frame geometry but finish and cable routing and all other important design and build out details. Consensus is reached.

PRODUCTS

ONE

RF

Genesi

FGR

Classic
Iris

Venere

Florentia

Upon the completion of this Offering, and assuming we are able to successfully raise funding from the sale of our securities, we will begin Phase 2 of our business plan. In order to initiate Phase 2 of our operations, we will have to raise enough money to sponsor an international cycling team.

The full extent of Phase 2 of our business plan will include:

1.
Raising capital – We will begin raising funding through the sale of our securities as set forth within this Registration Statement. This will start as soon as we receive a Notice of Effectiveness from the SEC. We believe the expenses involved with becoming a public company will be approximately $45,000.00.

2.
Marketing and sales– We plan to hire one full-time web developer and marketing specialist to optimize our site on the internet, and advertize using page ranking and word searches to optimize our traffic.  Our web traffic is our number one means of successfully introducing our brand to our audience.  The development and implementation of the plan will entail the bulk of Phase 2. We plan to allocate $100,000.00 for the salary of the web developer.

3.
Hire representatives – We plan to hire representatives who will engage in the creation of the dealer networks, which consist of bicycle specialty shops that market to our target market. We plan to offer our sales representatives $80,000.00 per year plus a commission-based bonus plan. We will allocate $80,000.00 for the salary of each marketing representative, and up to $200,000.00 on marketing materials. We will use the marketing ideas of our President, Amy Chaffe, as set forth in our “Marketing Strategy” section. However, we will look to our new employees to come up with new and innovative ways to promote our Company.

4.
Beta testing – Once our sales and marketing team are in place, we will begin beta testing our website and marketing plan. This will complete Phase 2 of our development, and lead to the third phase in our operations.

Phase 3 of our business plan and development will be defined by the full-scale marketing of our website and products to the general public. Phase 3 shall be characterized by the following:

1.	Acquisition of dealers – We intend to launch a marketing campaign in order to promote our products to potential dealers.

2.
Acquisition of customers – We will launch a marketing campaign to promote our products to potential customers, so that we may rapidly grow our customer base so that we may have enough customers for potential advertising clients to deem our products viable.

In order to complete Phase 3 of our business plan, we will rely heavily on the management skills of our President. She will have to work closely with our sales and marketing team to make sure that there is constant communication between each. The sales of our products will be directly related to the work that our marketing team is providing. In the months that follow the launch of the marketing plan, the work of our sales representatives will be critical as well. Our President will have to work hard to keep all components of our business on track.

Marketing Strategy

We plan to market direct to customers via the internet, direct to dealers via the internet, our representatives direct to dealers, and our international cycling teams press and presence will give validity and creditability to our brand.

The Professional Dealer

According to recent research from the NBDA (2007), the average specialty bicycle retailer has gross sales of $649,000 of sales per year, up from $550,000 in 2005, and did business from a store about 4,000 square feet in size. 91% of them had one location.

The average bicycle dealer's revenue was 47.4% bicycles, 35.5% parts and accessories, 10.7% bicycle repair, 0.8% bicycle rental, 1.9% fitness equipment and 3.5% "other." The average store sells approximately 650 bicycles per year, carries five bicycle brands (though not all in great depth), and numerous accessories brands. Recent trends are toward consolidation with retailers carrying somewhat fewer bicycle brands, sometimes at the urging of their suppliers. Gross margins on bicycles average about 37%, though the break-even point has been shown to be 38.6% for the average store (the average "cost of doing business"). Margins on hard goods are generally higher than those for bicycles (48% gross margin).

The specialty bicycle retail channel has faced consolidation in recent years, as the following chart courtesy of The Bike Shop List (www.thebikeshoplist.com) illustrates:

Year	Number of Specialty Bicycle Retail Locations
2000	6,195
2001	6,259
2002	5,505
2003	5,358
2004	4,982
2005	4,704
2006	4,600
2007	4,451
2008	4,349
2009	4,319
2010	4,256

While the number of physical stores has clearly declined, specialty bicycle retailers still sold approximately 3.1 million bicycles in 2008 -- a historically healthy number. This leads to the conclusion that the stores are becoming larger on average, with similar sales volume through fewer stores.

Growth Strategy

Initially, our target customers will be those that use a search engine to search for a custom bicycle, a carbon bicycle, an Italian bicycle, the best bicycle, a steel Italian bicycle.  As we grow our client and customer base, we hope to gain the attention and confidence of bicycle shops.  The mentality of bicycle shop dealers is such that if customers are not coming into their shop asking for a particular brand, they do not want to carry it.  Therefore getting the eye of the customer, and bolstering their desire to see the product in person, demo the product, this will bring up numbers in dealers who sign up.  However, we envision our success being attributable to our ability to:

-	attract new clients and customers more quickly via search engine optimization and the customer’s need being met by our website for an authentic custom Italian frameset.

-
sustain lower operating costs per customer compared to other advertising solutions providers by having all website development and marketing done by in-house staff. As we grow, it is our belief that an increasing number of dealers will sign up, which will decrease our client acquisition costs; and,

-	deploy our capital more effectively by continuing to build our internet presence as well as deploy more capital into a stronger international racing team, whose every win will equal product sales.

Competition

Imported mass produced bicycles dominate the U.S. bicycle market. In 2008, it is estimated that 99.53% of the bicycles sold in the U.S. were imported from China and Taiwan.

There are several companies that operate in the mass merchant channel including  -- Pacific Cycle (Schwinn, Mongoose, Roadmaster), Dynacraft (Magna), Huffy Corp. (Royce Union), Rand and Kent. Virtually all of these bicycles are imported from China.

Companies specializing in bicycles for the independent bicycle dealer channel of trade include the so-called "Big Three" of Trek/Fisher, Specialized and Giant (in order of market share estimates). Other top players include Raleigh America, Cannondale, Electra, Haro, Red Line and Schwinn, in order by estimated unit market share.

There is little brand crossover between these channels for most of the brands cited, though the Schwinn brand is now seen in both mass merchants and specialty stores with different models. Otherwise, it is uncommon to find brands from one channel being sold in stores from the other in any great numbers.

Domestic production of bicycles in the U.S. is estimated at approximately 276,000 units at an average unit value of $489. Aside from the frame, significant bicycle content often includes imported components (drive trains, wheels, tires, bars, saddles, etc.) from companies such as Shimano, and SRAM. There are dozens of smaller U.S. bike makers — approximately 100 brands in all, and many do domestic manufacturing at some level.

With so many quality bicycles sold through the independent bicycle dealer channel of trade being imported, the U.S. bicycle dealer network — as well as consumers — rely heavily on the internet for best pricing for a complete product.

In the realm of custom manufacturers of framesets, there are a handful of brands that have made a name for themselves, of which very few are Italian. Of this handful of Italian custom frame builders even fewer make frames in carbon.  Sarto, Grandis, and Renzo Formigli are the last that make a non-monocoque tube-to-tube custom carbon frame.  There is a bit longer list of Italian manufacturers who make a steel custom lugged frame, but in today’s market, carbon road bicycles out sell carbon 10,000 to 1.

Government Regulation

The frame building industry is not government regulated.

Employees and Consultants

As of this date, the Company has no full time employees other than our sole officer and director, Ms. Chaffe. We currently rely on Ms. Chaffe, to manage all aspects of our business, including website, sales fulfillment, and accounting. Ms. Chaffe has committed to devoting up to 30 hours per week to our Company. We intend to add staff as the Company grows. Any such additions will be made at the judgment of management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF FORMIGLI INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

As of September 30, 2014, the Company has recorded a loss of $46,591 from operations.

Forward Looking Statements

Certain information included in this Memorandum or in materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) contains or may contain forward-looking statements.  This Memorandum also contains “forward-looking statements”.  For this purpose, any statements contained in this Memorandum except for historical information may be deemed to be forward-looking statements that involve risks and uncertainties, many of which are beyond the Company’s control. In light of the significant uncertainties inherent to the forward looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, the Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Prospective investors are cautioned that there also can be no assurance that the forward-looking statements included in this Offering Memorandum will prove to be accurate. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Offering Memorandum.  Important factors that may cause actual results to differ include:

•           adverse economic conditions;
•           the competitive pricing pressure in the current environment and the related potential negative impact on our gross profit margins;
•           inability to raise sufficient additional capital to operate our business;
•           our plans for our growth strategy, including our expectation for growth achievements based upon the number of business development personnel that we plan to add, and our strategy to penetrate and expand into the emerging sectors;
•           availability of sufficient qualified sales personnel to carry out our growth strategy and our ability to attract and retain them;
•           our ability to attract new customers;
•           unexpected costs and operating deficits, and lower than expected sales and revenues;
•           our expectations regarding the timing and costs of the development of our licensed technology may not be achievable;
•           our expectations regarding the marketability of our services may not be correct;
•           adverse results of any legal proceedings;
•           the volatility of our operating results and financial condition;
•           the expectations about the marketplace and customer acceptance;
•           our sales, marketing and distribution plans;
•           our ability to comply with changing laws and regulations may be compromised if new laws and regulations are adopted that impose additional restrictions or burdens on our business;
•           our expectations that we can continue to increase the productivity of our sales force and maintain lean administrative costs in the face of being a public company;
•           other specific risks that may be alluded to in this Offering Memorandum.

All statements, other than statements of historical facts, included in this Memorandum regarding the Company’s strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this Memorandum, the words  “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this Memorandum.

Forward-looking statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of our research, product development and clinical programs, the need for, and timing of, additional capital and capital expenditures, partnering prospects, costs for development of products, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.  Our actual results may vary materially from those contained in such forward-looking statements because of the risks to which we are subject, including those listed above.

Information regarding market and industry statistics contained in this Offering Memorandum is based on information available to the Company that it believes is accurate.  Such data is generally sourced from academic and other publications that are not produced for purposes of securities offerings or economic analysis.  The Company has not reviewed or included data from all sources, and the Company cannot assure prospective investors of the accuracy or completeness of the third-party data included in this Offering Memorandum.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.  See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Memorandum. You should read this Memorandum and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Plan of Operations

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations May 25, 2014 (Inception) through September 30, 2014 and for the Three Months Ended September 30, 2014.

During the period beginning at inception and ended September 30, 2014, the Company has recorded a loss of $53,045.00, consisting of selling, general and administrative expense.   During the same period the Company recorded having net sales of $24,839.00 against cost of goods of $18,385 for gross profits of $6,454, resulting in net loss of $46,591.    For the three months ended September 30, 2014, the Company has recorded a loss of $21,859.00, consisting of selling, general and administrative expense.   During the same period the Company recorded having net sales of $24,839.00 against cost of goods of $18,385 for gross profits of $6,454, resulting in net loss of $15,405.00.

Liquidity and Capital Resources

The September 30, 2014, financial statements have been prepared assuming the Company will continue as a going concern. However, the Company has incurred a net loss of $46,591.00 from inception through September 2014.  The Company currently has minimal revenue generating operations and expects to incur substantial operating expenses in order to expand its business. As a result, the Company expects to incur operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Our cash and cash equivalents were $5,720.00 on September 30, 2014 since inception. We expect to meet our liquidity needs through the issuance of our common stock, preferred stock, and notes payable for cash and from the revenue derived from operations.

We need to raise additional capital during the fiscal year, but currently have not acquired sufficient additional funding. Our ability to continue operations as a going concern is highly dependent upon our ability to obtain immediate additional financing, or generate revenues from our operations, and to achieve profitability, none of which can be guaranteed. Unless additional funding is located, it is highly unlikely that we can continue to operate. There is no assurance that even with adequate financing or combined operations, we will generate revenues and be profitable.

Future Financings

We anticipate the need to raise at least $555,000.00 over the next twelve months in both equity and debt financing to fully implement a twelve month business plan as outlined below.

Description	Estimated maximum expenses
Working Capital	$100,000
Platform Hosting and Servers	$10,000
Platform Developers	$100,000
Marketing Representatives	$80,000
Marketing Materials	$200,000
Sales Representatives	$65,000
Total	$555,000

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon B F Borgers CPA PC, as experts in accounting and auditing.

FORMIGLI INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Formigli, Inc.:

We have audited the accompanying balance sheet of Formigli, Inc. (“the Company”) as of June 30, 2014 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period May 25, 2014 (inception) through June 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Formigli, Inc., as of June 30, 2014, and the results of its operations and its cash flows for the period May 25, 2014 (inception) through June 30, 2014, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
B F Borgers CPA PC
Denver, CO
October 6, 2014

FORMIGLI INC.

BALANCE SHEETS

June 30, 2014
ASSETS
Current assets
Cash and cash equivalents	$4,213
Deferred offering costs	10,000
Other receivable	945
Total current assets	15,158

TOTAL ASSETS	$15,158

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$5,514
Accounts payable – related party	6,000
Customer deposits	5,330
Total current liabilities	16,844

Total liabilities	16,844

Stockholders’ equity (deficit)
Common stock, no par value: shares authorized 100,000,000; 10,000,000 shares issued and outstanding	-
Additional Paid-in Capital	29,500
Accumulated deficit	(31,186)
Total stockholder’s equity (deficit)	(1,686)
TOTAL LIABILITIES & EQUITY (DEFICIT)	$15,158
The accompanying notes are an integral part of these Financial Statements.

FORMIGLI INC.

STATEMENTS OF OPERATIONS

Inception Date (May 25, 2014) Through June 30, 2014

Net sales	$-
Cost of goods sold	-
Gross profit	-

Selling, general and administrative expenses	(31,186)

Income (loss) from operations	(31,186)

Net (loss)	(31,186)

Net (loss) per common shares (basic and diluted)	$(0.00)

Weighted average shares outstanding
Basic and diluted	10,000,000
The accompanying notes are an integral part of these Financial Statements.

FORMIGLI INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance, May 25, 2014	-	$-	$-	$-	$-
Issuance of common stock for cash	10,000,000	-	29,500	-	29,500
Net loss for the period	-	-	-	(31,186)	(31,186)
Balance, June 30, 2014	10,000,000	$-	$29,500	$(31,186)	$(1,686)
The accompanying notes are an integral part of these Financial Statements.

FORMIGLI INC.

STATEMENTS OF CASH FLOWS

Inception Date (May 25, 2014) Through June 30, 2014
Cash Flows From Operating Activities
Net loss	$(31,186)
Adjustments to reconcile net income to net cash provided from operating activities:
Stock issued for services provided	24,500
Changes in operating assets and liabilities:
Deferred offering costs	(10,000)
Accounts payable	11,514
Other receivable	(945)
Customer deposits	5,330
Net cash provided used by operating activities	(787)

Cash Flows From Investing Activities
Net cash provided from (used by) investing activities	-

Cash Flows From Financing Activities
Proceeds from issuance of common stock	5,000
Net cash provided from financing activities	5,000

Increase (decrease) in cash and cash equivalents	4,213

Cash and cash equivalents at inception date	-
Cash and cash equivalents at end of period	$4,213
The accompanying notes are an integral part of these Financial Statements.

FORMIGLI INC.

NOTES TO FINANCIAL STATEMENTS

1.BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIE

Business Activity: Formigli Inc. (the "Company") is a Florida corporation incorporated on May 25, 2014. We are a company that engages in the Global Exclusive Distribution of Formigli Bicycles. Amy Chaffe, who is currently our sole officer and director, founded our Company and to date has provided working capital for operations. Our headquarters are located at 895 Pismo Street, San Luis Obispo, CA 93401.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a legal consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Bulletin Board. We are now exploring sources of capital. In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Financial Statement Presentation: The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end: The Comapany has selected December 31 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue recognition and related allowances: Revenue from the sale of goods is recognized when the risks and rewards of ownership have been transferred to the customer, which is usually when title passes. Revenue is measured at the fair value of the consideration received, net of trade discounts and sales taxes.

Accounts Receivable and Allowance for Doubtful Accounts: Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at June 30, 2014 is Nil.

Inventories: Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method and are adjusted to actual cost quarterly based on a physical count. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Provisions: Provisions for warranties are recognized when the Company has a legal or constructive obligation as a result of a past event; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Warranty: We record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the limited warranty. Warranty claims are reasonably predictable based on historical experience of failure rates. If actual results differ from our estimates, we revise our estimated warranty liability to reflect such changes. Each quarter, we reevaluate our estimates to assess the adequacy of the recorded warranty liabilities and adjust the amounts as necessary.

FORMIGLI INC.
NOTES TO FINANCIAL STATEMENTS

1.BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Advertising and Marketing Costs: Advertising and marketing costs are expensed as incurred and were $24,500 during the period May 25, 2014, (Date of Inception) to June 30, 2014.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.
New Accounting Pronouncements: In February 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2013-4, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date. This ASU is effective for interim and annual periods beginning after December 15, 2013 and requires the measurement of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date as the sum of: a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors; and b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. Required disclosures include a description of the joint-and-several arrangement and the total outstanding amount of the obligation for all joint parties. The Company anticipates the adoption of this guidance will have minimal impact on its financial position, results of operations, cash flows or disclosures.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU is effective for fiscal years and interim periods beginning after December 15, 2013 and changes the presentation of unrecognized tax benefits. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

In April 2014, the FASB issued ASU No. 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU is effective within annual periods beginning on or after December 15, 2014, and interim periods within annual periods beginning on or after December 15, 2015 with early adoption permitted in certain circumstances. This ASU changes the requirements for reporting discontinued operations. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

FORMIGLI INC.
NOTES TO FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

New Accounting Pronouncements (continued):

In May 2014, the FASB issued ASU No. 2014-9, Revenue from Contracts with Customers (Topic 606). This ASU is effective for annual periods beginning after December 15, 2016, including interim periods within that reporting period. This ASU changes the requirements for revenue recognition. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted this amendment effective the current reporting period.

2. GOING CONCERN

The Company has experienced net losses to date, and it has not generated revenue from operations, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations.

3. EXCLUSIVE GLOBAL DISTRIBUTION AGREEMENT

On June 1, 2014, the Company (hereinafter referred to as “Distributor”) entered into a global exclusive distribution agreement (“Agreement”) with Formigli, the producer of bicycle frame sets from Italy (“Products”), having business address at Emidio Spinucci 16/a, Firenz, Italia 50141 (hereinafter referred to as “Manufacturer”). The Company is not related to Formigli manufacturing and is in no way affiliated with Formigli beyond the terms of the Agreement.

Distributor desires to secure from Manufacturer, and Manufacturer is willing to grant to Distributor, the exclusive right to market, sell and distribute Manufacturer’s Products globally with the exception of Italy and direct global website, direct all retail, wholesale sales and team sponsorship sales exported out of the country from Manufacturer’s (hereinafter referred to as the “Territory”).

Distributor will be granted rights to www.formigli.com and www.formigli.it to incorporate into global unified website directed by Distributor. Manufacturer will maintain rights to offer and post on the Italian portion of the site as it desires. Distributor will have no rights to direct what is and what it not on the Italian portion of the global site.

Under the distribution agreement, Manufacturer appoints Distributor as its sole and exclusive distributor for the sale and distribution of the products in and throughout the Territory.

The term of this agreement shall be for a period of five years commencing on June 1, 2014 and terminating on June 1, 2019 and shall thereafter continue in effect unless either party shall notify the other of its intention to terminate the agreement by giving at least 12 months written notice prior to any specified termination date.

FORMIGLI INC.
NOTES TO FINANCIAL STATEMENTS

4.COMMON STOCK

The Company’s authorized common stock consists of 100,000,000 shares with no par value.

At inception, the Company issued 10,000,000 shares of common stock at $0.00295 per share for cash of $5,000 and services valued at $24,500, totaling $29,500.

5.OFFERING EXPENSES

The Company proposes to file a Form S-1 Registration Statement to offer to the public up to 6,000,000 common shares at ten cents ($0.10) per share. The $10,000 in costs relating to such Registration Statement will be charged to additional paid in capital, if such offering is successful. If the offering is not successful, the costs will be charged to expense. Presently associated costs are reflected on the Balance sheets of the Company as Deferred offering costs.

6.RELATED PARTY TRANSACTIONS

During the period May 25, 2014, (Date of Inception) to June 30, 2014, the Company issued 10,000,000 shares of common stock for $29,500 to the Company’s sole director and officer, Amy Chaffe.
The Company accrues $5,000 per month for management fees and $1,000 per month as rent expenses in respect of facilities provided by the Company’s sole director and officer, Amy Chaffe. At June 30, 2014 $6,000 is included on the balance sheet as accounts payable - related party, in respect of these accruals.

7.SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

FORMIGLI INC.

Table of Contents

Page
Unaudited Balance Sheets as of September 30, 2014	F-12
Unaudited Statements of Operations for the three months ended September 30, 2014 and period from inception to September 30, 2014	F-13
Unaudited Statements of Changes in Stockholders’ Equity (Deficit) for the period ended September 30, 2014	F-14
Unaudited Statements of Cash Flows for the period ended September 30, 2014	F-15
Notes to Financial Statements	F-16 to F-19

FORMIGLI INC.

BALANCE SHEETS

September 30, 2014 (Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,720
Deferred offering costs	10,000
Accounts receivable	3,802
Total current assets	19,522

TOTAL ASSETS	$19,522

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$18,493
Accounts payable – related party	17,000
Customer deposits	1,120
Total current liabilities	36,613

Total liabilities	36,613

Stockholders’ equity (deficit)
Common stock, no par value: shares authorized 100,000,000; 10,000,000 shares issued and outstanding	-
Additional Paid-in Capital	29,500
Accumulated deficit	(46,591)
Total stockholder’s equity (deficit)	(17,091)
TOTAL LIABILITIES & EQUITY (DEFICIT)	$19,522
The accompanying notes are an integral part of these Unaudited Financial Statements.

FORMIGLI INC.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three months Ended September 30, 2014	Inception Date (May 25, 2014) Through September 30, 2014

Net sales	$24,839	$24,839
Cost of goods sold	18,385	18,385
Gross profit	6,454	6,454

Selling, general and administrative expenses	(21,859)	(53,045)

Income (loss) from operations	(15,405)	(46,591)

Net (loss)	(15,405)	(46,591)

Net (loss) per common shares (basic and diluted)	$(0.00)	$(0.00)

Weighted average shares outstanding
Basic and diluted	10,000,000	10,000,000

The accompanying notes are an integral part of these Unaudited Financial Statements.

FORMIGLI INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(Unaudited)

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance, May 25, 2014	-	$-	$-	$-	$-
Issuance of common stock for cash and services provided	10,000,000	-	29,500	-	29,500
Net loss for the period	-	-	-	(46,591)	(46,591)
Balance, September 30, 2014	10,000,000	$-	$29,500	$(46,591)	$(17,091)

The accompanying notes are an integral part of these Unaudited Financial Statements.

FORMIGLI INC.

STATEMENTS OF CASH FLOWS

Inception Date (May 25, 2014) Through September 30, 2014 (Unaudited)
Cash Flows From Operating Activities
Net loss	$(46,591)
Adjustments to reconcile net income to net cash provided from operating activities:
Issuance of shares of common stock for services provided	24,500
Changes in operating assets and liabilities:
Deferred offering costs	(10,000)
Accounts payable	35,493
Accounts receivable	(3,802)
Customer deposits	1,120
Net cash provided used by operating activities	720

Cash Flows From Investing Activities
Net cash provided from (used by) investing activities	-

Cash Flows From Financing Activities
Proceeds from issuance of common stock	5,000
Net cash provided from financing activities	5,000

Increase (decrease) in cash and cash equivalents	5,720

Cash and cash equivalents at inception date	-
Cash and cash equivalents at end of period	$5,720
The accompanying notes are an integral part of these Unaudited Financial Statements.

[Missing Graphic Reference]

FORMIGLI INC.

NOTES TO FINANCIAL STATEMENTS

1.BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIE

Business Activity: Formigli Inc. (the "Company") is a Florida corporation incorporated on May 25, 2014. We are a company that engages in the Global Exclusive Distribution of Formigli Bicycles. Amy Chaffe, who is currently our sole officer and director, founded our Company and to date has provided working capital for operations. Our headquarters are located at 895 Pismo Street, San Luis Obispo, CA 93401.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a legal consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Bulletin Board. We are now exploring sources of capital. In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Financial Statement Presentation: The interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end: The Company has selected December 31 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue recognition and related allowances: Revenue from the sale of goods is recognized when the risks and rewards of ownership have been transferred to the customer, which is usually when title passes. Revenue is measured at the fair value of the consideration received, net of trade discounts and sales taxes.

Accounts Receivable and Allowance for Doubtful Accounts: Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at September 30, 2014 is $Nil.

Inventories: Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method and are adjusted to actual cost quarterly based on a physical count. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Provisions: Provisions for warranties are recognized when the Company has a legal or constructive obligation as a result of a past event; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognized for future operating losses.

Warranty: We record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the limited warranty. Warranty claims are reasonably predictable based on historical experience of failure rates. If actual results differ from our estimates, we revise our estimated warranty liability to reflect such changes. Each quarter, we reevaluate our estimates to assess the adequacy of the recorded warranty liabilities and adjust the amounts as necessary.

FORMIGLI INC.
NOTES TO FINANCIAL STATEMENTS

1.BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Advertising and Marketing Costs: Advertising and marketing costs are expensed as incurred and were $24,500 during the period May 25, 2014, (Date of Inception) to September 30, 2014.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

New Accounting Pronouncements: In February 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2013-4, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date. This ASU is effective for interim and annual periods beginning after December 15, 2013 and requires the measurement of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date as the sum of: a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors; and b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. Required disclosures include a description of the joint-and-several arrangement and the total outstanding amount of the obligation for all joint parties. The Company anticipates the adoption of this guidance will have minimal impact on its financial position, results of operations, cash flows or disclosures.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU is effective for fiscal years and interim periods beginning after December 15, 2013 and changes the presentation of unrecognized tax benefits. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

In April 2014, the FASB issued ASU No. 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU is effective within annual periods beginning on or after December 15, 2014, and interim periods within annual periods beginning on or after December 15, 2015 with early adoption permitted in certain circumstances. This ASU changes the requirements for reporting discontinued operations. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

FORMIGLI INC.
NOTES TO FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

New Accounting Pronouncements (continued):

In May 2014, the FASB issued ASU No. 2014-9, Revenue from Contracts with Customers (Topic 606). This ASU is effective for annual periods beginning after December 15, 2016, including interim periods within that reporting period. This ASU changes the requirements for revenue recognition. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted this amendment effective the period ended June 30, 2014.

2. GOING CONCERN

The Company has experienced net losses to date, and it has not generated revenue from operations, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations.

3. EXCLUSIVE GLOBAL DISTRIBUTION AGREEMENT

On June 1, 2014, the Company (hereinafter referred to as “Distributor”) entered into a global exclusive distribution agreement (“Agreement”) with Formigli, the producer of bicycle frame sets from Italy (“Products”), having business address at Emidio Spinucci 16/a, Firenz, Italia 50141 (hereinafter referred to as “Manufacturer”). The Company is not related to Formigli manufacturing and is in no way affiliated with Formigli beyond the terms of the Agreement.

Distributor desires to secure from Manufacturer, and Manufacturer is willing to grant to Distributor, the exclusive right to market, sell and distribute Manufacturer’s Products globally with the exception of Italy and direct global website, direct all retail, wholesale sales and team sponsorship sales exported out of the country from Manufacturer’s (hereinafter referred to as the “Territory”).

Distributor will be granted rights to www.formigli.com and www.formigli.it to incorporate into global unified website directed by Distributor. Manufacturer will maintain rights to offer and post on the Italian portion of the site as it desires. Distributor will have no rights to direct what is and what it not on the Italian portion of the global site.

Under the distribution agreement, Manufacturer appoints Distributor as its sole and exclusive distributor for the sale and distribution of the products in and throughout the Territory.

The term of this agreement shall be for a period of five years commencing on June 1, 2014 and terminating on June 1, 2019 and shall thereafter continue in effect unless either party shall notify the other of its intention to terminate the agreement by giving at least 12 months written notice prior to any specified termination date.

FORMIGLI INC.
NOTES TO FINANCIAL STATEMENTS

4.COMMON STOCK

The Company’s authorized common stock consists of 100,000,000 shares with no par value.

At inception, the Company issued 10,000,000 shares of common stock at $0.00295 per share for cash totaling $5,000 and $24,500 for services provided.

5.OFFERING EXPENSES

The Company proposes to file a Form S-1 Registration Statement to offer to the public up to 6,000,000 common shares at ten cents ($0.10) per share. The $10,000 in costs relating to such Registration Statement will be charged to additional paid in capital, if such offering is successful. If the offering is not successful, the costs will be charged to expense. Presently associated costs are reflected on the Balance sheets of the Company as Deferred offering costs.

6.RELATED PARTY TRANSACTIONS

During the period May 25, 2014, (Date of Inception) to September 30, 2014, the Company issued 10,000,000 shares of common stock for $29,500 to the Company’s sole director and officer, Amy Chaffe.
The Company accrues $5,000 per month for management fees and $1,000 per month as rent expenses in respect of facilities provided by the Company’s sole director and officer, Amy Chaffe. At September 30, 2014 $17,000 is included on the balance sheet as accounts payable - related party, in respect of these accruals.

7.SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Ms. Chaffe, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Amy Chaffe	36	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Amy Chaffe- In 1995, Ms. Chaffe graduated from California Polytechnic University, with a degree in Kinesiology and Spanish Literature. Coming from a family that has always owned their own businesses, Ms. Chaffe has always had an entrepreneurial spirit.  With this spirit she has established multiple private companies.  The first of her endeavors was The Yoga Centre, a company that provided group and private classes in yoga, held annual yoga instructor certification program, as well as group nutritional and health seminars.  Ms. Chaffe was founder and President of The Yoga Centre from 2002 until 2009.  In 2014, she co-founded and is President of Formigli Inc. As President she is responsible for all operations of the custom Italian bicycle manufacturer, including but not limited to the corporation’s website design and maintenance, customer service, order fulfillment, international marketing to introduce the new bicycle brand to the world market, translation from Italian to English and English to Italian for customers and Italian headquarters.  Formigli Inc has been steadily growing and expanding since its inception and is continuing to flourish. It is through the marketing side of Formigli Inc that Ms. Chaffe has been able to recognize the value of such products, and how to successfully market them.  As President, Ms. Chaffe makes her own schedule and has a very flexible work environment; therefore, she can devote time both during the week and on the weekend to Formigli Inc as needed. Ms. Chaffe has committed to devote up to 30 hours per week to the Company initially, and will devote additional time as required by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the interim period from inception, May 25, 2014 to September 30, 2014. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Amy Chaffe	Chairman, CEO and President	2014	$17,000*	$-0-	$-0-	-0-	-0-	-0-	-0-	$17,000
* The Company has accrued a total of $17,000 in management fees for Ms. Chaffe which remains unpaid at September 30, 2014.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

    Our sole director and CEO, Amy Chaffee, earns a management fee of $60,000 a year.

Director Independence

Our board of directors is currently composed of one member, Amy Chaffe, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Amy Chaffe, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Amy Chaffe collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Amy Chaffe unless the communication is clearly frivolous.

Code of Ethics

We have not adopted a Code of Ethics.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain informationat September 30, 2014, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 30, 2014, we had 10,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Amy Chaffe 895 Pismo St. San Luis Obispo CA, 93401	10,000,000	100%

	Total	10,000,000	100%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 25, 2014, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 10,000,000 shares of its Common Stock, nopar value per share, to Amy Chaffe as founders’ shares in exchange for $29,500.00. As a result, Amy Chaffe owns 100% of the issued and outstanding common shares of the Company.

Further, Amy Chaffe provides us with office space at a rate of $1,000 per month.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our director(s) or executive officer(s);
(B)	any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Eilers Law Group, PA.

EXPERTS

B F Borgers CPA PC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report B F Borgers CPA PC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Floridalaw and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Florida General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Floridalaw and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended September 30, 2014 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Ms. Amy Chaffe, our President and Chief Executive Officer.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$69.72
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,069.72*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Florida Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Florida law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Florida against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Florida law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Florida law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 25, 2014, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 10,000,000 shares of its Common Stock, no par value per share, to Amy Chaffe as founders’ shares in exchange for $29,500.00 The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. As a result, Amy Chaffe owns 100% of the issued and outstanding common shares of the Company.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Financial Statements Filed as Part of this Current Report

1.           Audited financial statements from May 25, 2014 (inception) to June 30, 2014:

           ●           Report of Independent Registered Public Accountant B F Borgers CPA PC;
           ●           Balance Sheets as at June 30, 2014;
           ●           Statements of Operations for the period ended June 30, 2014.;
           ●           Statements of Changes in Members’ Equity (Deficit) for the period ended June 30, 2014;
           ●           Statements of Cash Flows for the period ended June 30, 2014; and
           ●           Notes to Financial Statements.

2.           Unaudited interim financial statements as of and for the three months ended September 30, 2014:

           ●           Balance Sheets as at September 30, 2014;
           ●           Statements of Operations for the three months ended September 30, 2014;
           ●           Statements of Cash Flows for the three months ended September 30, 2014; and
           ●           Notes to Financial Statements.

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1*	Articles of Incorporation of Formigli Inc.
3.2*	Bylaws of Formigli Inc.
4.2*	Form of Subscription Agreement
5.1*	Opinion of Eilers Law Group, P.A., re: the legality of the shares being registered
10.1**	Distribution Agreement dated June 1, 2014 with Renzo Formigli
23.1**	Auditor Consent
23.2*	Consent of Eilers Law Group, P.A. (included in Exhibit 5.1)
  * Filed previously
** Filed herewith

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.            To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.            To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.             For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  San Luis Obispo, in the State of California on the 16th day of January, 2015.

Formigli, Inc.

By:	/s/ Amy Chaffe
Name:	Amy Chaffe
Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director